Exhibit 99.1

Waystar Reports Fourth Quarter and Fiscal Year 2024 Results

Fiscal year 2024 revenue of $944M, up 19% YoY

Q4 revenue growth of 18% year-over-year

Q4 net income of $19.1 million and non-GAAP net income of $52.1 million

Fiscal year 2024 net loss $19.1 million, 62.7% improvement YoY

Fiscal year 2024 adjusted EBITDA of $383M, up 15% YoY

Q4 net income margin of 8%; adjusted EBITDA margin of 41%

LEHI, Utah and LOUISVILLE, Ky., February 18, 2025 — Waystar Holding Corp. (Nasdaq: WAY), a provider of leading healthcare payment software, today reported results for the fourth quarter and full year ended December 31, 2024.

“We are pleased to report strong results for the fourth quarter and full year 2024, exceeding expectations and reflecting the successful execution of our strategic priorities,” said Matt Hawkins, Chief Executive Officer of Waystar. “By leveraging the power of our cloud-based software platform, we have consistently delivered measurable return on investment for our clients.”

Hawkins continued, “Looking ahead, we expect to achieve solid revenue growth at scale, paired with compelling adjusted EBITDA margins, positioning us for continued success.”

Fourth Quarter 2024 Financial Highlights

•	Revenue of $244.1 million, up 18% year-over-year
•	Net income of $19.1 million, GAAP net income per share of $0.11, and net income margin of 8%
•	Non-GAAP net income of $52.1 million and non-GAAP net income per diluted share of $0.29
•	Adjusted EBITDA of $100.2 million and adjusted EBITDA margin of 41%
•	Cash flow from operations of $65 million and unlevered free cash flow of $80 million

Key Metrics and Revenue Disaggregation

•	1,203 clients contributed over $100,000 in LTM revenue, up 15% year-over-year
•	Net revenue retention rate (NRR) of 110%

•	Subscription revenue of $121.6 million, up 18% year-over-year
•	Volume-based revenue of $121.2 million, up 19% year-over-year

Financial Outlook

As of February 18, 2025, Waystar provides the following guidance for its full fiscal year 2025.1

•	Total revenue is expected to be between $1.0 billion and $1.016 billion
•	Adjusted EBITDA is expected to be between $399 million and $407 million
•	Non-GAAP net income is expected to be between $237 million and $243 million
•	Diluted non-GAAP net income per share is expected to be between $1.29 and $1.32

Webcast Information

Waystar’s financial results will be discussed on a conference call scheduled at 8:30 a.m. Eastern Standard Time today, February 18, 2025. A live audio conference call will be available on Waystar's website at https://investors.waystar.com/news-events/events. The webcast will be archived on the site for those unable to listen in real time. This earnings release and the related Current Report on Form 8-K filed February 18, 2025 can be accessed on the Investor Relations page of the company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts.

1 We have not reconciled the forward-looking adjusted EBITDA, non- GAAP net income, and non-GAAP net income per share guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Non-GAAP Financial Measures

To supplement the consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures as defined below. We present non-GAAP financial measures as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses adjusted EBITDA and adjusted EBITDA margin to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.

Adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share and unlevered free cash flow are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) or net income (loss) margin as measures of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments, and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. A reconciliation is provided below for our non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

The following non-GAAP financial measures and key performance metrics are defined below:

Adjusted EBITDA and adjusted EBITDA Margin

We define adjusted EBITDA as net loss before interest expense, net income tax benefit, depreciation and amortization, and as further adjusted for stock-based compensation expense, acquisition and integration costs, asset and lease impairments, costs related to amended debt agreements, and IPO related costs. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.

Non-GAAP Net Income and Non-GAAP Net Income Per Share

We define non-GAAP net income as GAAP net income excluding the impact of stock-based compensation, acquisition and integration costs, asset and lease impairments, IPO related costs, costs related to amended debt agreements and amortization of intangibles. We updated the definition of non-GAAP net income to include amortization of intangibles to align with a more common definition used by our peers. We have revised prior year disclosures to align with this updated definition. The tax effects of the adjustments are calculated using a management-estimated annual effective non-GAAP tax rate of 21%.

We define non-GAAP net income per share as non-GAAP net income (loss) divided by weighted-average shares used to compute net loss per share.

Unlevered Free Cash Flow

We define unlevered free cash flow as cash from operations plus cash interest expense less capital expenses.

Net Debt

We define net debt as the sum of the current portion of long-term debt, long-term debt, and accounts receivable securitization less cash and equivalents.

Adjusted Net Leverage Ratio

We define adjusted net leverage ratio as net debt divided by adjusted EBITDA over the preceding twelve months.

Key Performance Metrics

Net Revenue Retention Rate

Our Net Revenue Retention Rate compares twelve months of client invoices for our solutions at two period end dates. To calculate our Net Revenue Retention Rate, we first accumulate the total amount invoiced during the twelve months ending with the prior period-end or Prior Period Invoices. We then calculate the total amount invoiced to those same clients for the twelve months ending with the current period-end, or Current Period Invoices. Current Period Invoices are inclusive of upsell, downsell, pricing changes, clients that cancel or chose not to renew, and discontinued solutions with continuing clients. The Net Revenue Retention Rate is then calculated by dividing the Current Period Invoices by the Prior Period Invoices. Our total invoices included in the analysis are greater than 98% of reported revenue. We use Net Revenue Retention Rate to evaluate our ongoing operations and for internal planning and forecasting purposes. Acquired businesses are included in the last-twelve-month Net Revenue Retention Rate in the ninth quarter after acquisition, which is the earliest point that comparable post-acquisition invoices are available for both the current and prior twelve-month period.

Customer Count with >$100,000 of Revenue

We regularly monitor and review our count of clients who generate more than $100,000 of revenue.

Our count of clients who generate more than $100,000 of revenue is based on an accumulation of the amounts invoiced to clients over the preceding twelve months. The invoices for acquired clients are included starting in the first full calendar quarter after the date of acquisition.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, statements regarding Waystar’s expectations relating to future operating results and financial position, including full year 2025, and future periods; the performance of our new product offerings; our industry and market opportunities, business strategy, goals, and expectations concerning our market position, future operations, margins and profitability, capital expenditures, liquidity, and capital resources and other financial and operating information. Forward-looking statements include all statements that are not historical facts. These statements may include words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “outlook,” the negative version of these words or similar terms and phrases to identify forward-looking statements in this press release, including the discussion of outlook for full fiscal year 2025.

The forward-looking statements contained in this press release are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: our operation in a highly competitive industry; our ability to retain our existing clients and attract new clients; our ability to successfully execute on our business strategies in order to grow; our ability to accurately assess the risks related to acquisitions and successfully integrate acquired businesses; our ability to establish and maintain strategic relationships; the growth and success of our clients and overall healthcare transaction volumes; consolidation in the healthcare industry; our selling cycle of variable length to secure new client agreements; our implementation cycle that is dependent on our clients’ timing and resources; our dependence on our senior management team and certain key employees, and our ability to attract and retain highly skilled employees; the accuracy of the estimates and assumptions we use to determine the size of our total addressable market; our ability to develop and market new solutions, or enhance our existing solutions, to respond to technological changes, or evolving industry standards; the interoperability, connectivity, and integration of our solutions with our clients’ and their vendors’ networks and infrastructures; the performance and reliability of internet, mobile, and other infrastructure; the consequences if we cannot obtain, process, use, disclose, or distribute the highly regulated data we require to provide our solutions; our reliance on certain third-party vendors and providers; any errors or malfunctions in our products and solutions; failure by our clients to obtain proper permissions or provide us with accurate and appropriate information; the potential for embezzlement, identity theft, or other similar illegal behavior by our employees or vendors, and a failure of our employees or vendors to observe quality standards or adhere to environmental, social, and governance standards; our compliance with the applicable rules of the National Automated Clearing House Association and the applicable requirements of card networks; increases in card network fees and other changes to fee arrangements; the effect of payer and provider conduct which we cannot control; privacy concerns and security breaches or incidents relating to our platform; the complex and evolving laws and regulations regarding privacy, data protection, and cybersecurity; our ability to adequately protect and enforce our intellectual property rights; our ability to use or license data and integrate third-party technologies; our use of “open source” software; legal proceedings initiated by third parties alleging that we are infringing or otherwise violating their intellectual property rights; claims that our employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties; the heavily regulated industry in which we conduct business; the uncertain and evolving healthcare regulatory and political framework; healthcare laws and data privacy and security laws and regulations governing our processing of personal information; reduced revenues in response to changes to the healthcare regulatory landscape; legal, regulatory, and other proceedings that could result in adverse outcomes; consumer protection laws and regulations; contractual obligations requiring compliance with certain provisions of the Bank Secrecy Act and anti-money laundering laws and regulations; existing laws that regulate our ability to engage in certain marketing activities; our full compliance with website accessibility standards; any changes in our tax rates, the adoption of new tax legislation, or exposure to additional tax liabilities; limitations on our ability to use our net operating losses to offset future taxable income; losses due to asset impairment charges; restrictive covenants in the agreements governing our credit facilities; interest rate fluctuations; unavailability of additional capital on acceptable terms or at all; the impact of general macroeconomic conditions; actions of certain of our significant investors, who may have different interests than the interests of other holders of our securities; and each of the other factors discussed under the heading of “Risk Factors” in the Company’s 10K filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2025, our prospectus filed with the Securities and Exchange Commission (the “SEC”) on June 7, 2024, and in other reports filed with the SEC, all of which are available on the Investor Relations page of our website at investors.waystar.com.

Any forward-looking statements made by us in this press release speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. You should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by any applicable securities laws.

About Waystar

Waystar’s mission-critical software is purpose-built to simplify healthcare payments so providers can prioritize patient care and optimize their financial performance. Waystar serves approximately 30,000 clients, representing over 1 million distinct providers, including 16 of 20 institutions on the U.S. News Best Hospitals list. Waystar’s enterprise-grade platform annually processes over 6 billion healthcare payment transactions, including over $1.8 trillion in annual gross claims and spanning approximately 50% of U.S. patients. Waystar strives to transform healthcare payments so providers can focus on what matters most: their patients and communities. Discover the way forward at waystar.com.

Waystar

Consolidated Statements of Operations

(in thousands, except for share and per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
Revenue	244,102	206,695	943,549	791,010
Operating expenses
Cost of revenue (exclusive of depreciation and amortization expenses)	79,542	67,190	315,730	249,767
Sales and marketing	38,990	30,946	156,935	124,437
General and administrative	22,959	16,400	111,753	62,924
Research and development	11,472	9,785	48,775	35,332
Depreciation and amortization	37,996	44,686	186,631	176,467
Total operating expenses	190,959	169,007	819,824	648,927
Income from operations	53,143	37,688	123,725	142,083
Other expense
Interest expense	(19,003)	(51,262)	(141,762)	(198,309)
Related party interest expense	(1,083)	(1,598)	(4,508)	(7,608)
Income/(loss) before income taxes	33,057	(15,172)	(22,545)	(63,834)
Income tax expense/(benefit)	13,978	(757)	(3,420)	(12,500)
Net income/(loss)	19,079	(14,415)	(19,125)	(51,334)
Net income/(loss) per share:
Basic	0.11	(0.12)	(0.13)	(0.42)
Diluted	0.11	(0.12)	(0.13)	(0.42)
Weighted-average shares outstanding:
Basic	172,526,776	121,679,113	149,915,839	121,675,430
Diluted	179,112,559	121,679,113	149,915,839	121,675,430

Waystar

Consolidated Balance Sheets

(in thousands, except for share and per share data)

	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	182,133	35,580
Restricted cash	22,449	9,848
Accounts receivable, net of allowance of $5,885 at December 31, 2024 and $5,335 at December 31, 2023	145,235	126,089
Income tax receivable	2,838	6,811
Prepaid expenses	14,414	13,296
Other current assets	3,972	30,426
Total current assets	371,041	222,050
Property, plant and equipment, net	46,731	61,259
Operating lease right-of-use assets, net	10,820	10,353
Intangible assets, net	1,039,049	1,186,936
Goodwill	3,019,999	3,030,013
Deferred costs	82,815	65,811
Other long-term assets	6,549	6,552
Total assets	4,577,004	4,582,974
Liabilities and stockholders' equity
Current liabilities
Accounts payable	47,365	45,484
Accrued compensation	31,589	23,286
Aggregated funds payable	22,059	9,659
Other accrued expenses	15,930	10,923
Deferred revenue	10,527	10,935
Current portion of long-term debt	11,311	17,454
Related party current portion of long-term debt	357	529
Current portion of operating lease liabilities	5,591	4,398
Current portion of finance lease liabilities	904	821
Total current liabilities	145,633	123,489
Long-term liabilities
Deferred tax liability	100,523	174,480
Long-term debt, net, less current portion	1,185,411	2,134,920
Related party long-term debt, net, less current portion	35,211	64,758
Operating lease liabilities, net of current portion	13,133	14,278
Finance lease liabilities, net of current portion	11,290	12,194
Deferred revenue - LT	5,739	6,173
Other long-term liabilities	278	2,750
Total liabilities	1,497,218	2,533,042
Commitments and contingencies (Note 20)
Stockholders' equity
Preferred stock $0.01 par value - 100,000,000 and zero shares authorized as of December 31, 2024 and December 31, 2023, respectively; zero shares issued or outstanding as of December 31, 2024 and December 31, 2023, respectively	-	-
Common stock $0.01 par value - 2,500,000,000 and 227,000,000 shares authorized at December 31, 2024 and December 31, 2023, respectively; 172,108,240 and 121,679,902 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	1,722	1,217
Additional paid-in capital	3,298,083	2,234,688
Accumulated other comprehensive income (loss)	881	15,802
Accumulated deficit	(220,900)	(201,775)
Total stockholders' equity	3,079,786	2,049,932
Total liabilities and stockholders' equity	4,577,004	4,582,974

Waystar

Consolidated Statements of Cash Flows

(in thousands)

	Twelve months ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	(19,125)	(51,334)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities
Depreciation and amortization	186,631	176,467
Stock-based compensation	54,437	8,848
Provision for bad debt expense	2,669	2,419
Loss on extinguishment of debt	20,611	393
Deferred income taxes	(59,135)	(61,665)
Amortization of debt discount and issuance costs	3,946	10,471
Other	(99)	485
Changes in:
Accounts receivable	(21,816)	(16,714)
Income tax refundable	3,973	(2,459)
Prepaid expenses and other current assets	(2,322)	(9,705)
Deferred costs	(16,497)	(14,189)
Other long-term assets	(472)	(1,664)
Accounts payable and accrued expenses	18,228	11,920
Deferred revenue	(842)	(167)
Operating lease right-of-use assets and lease liabilities	(419)	(1,691)
Other long-term liabilities	-	45
Net cash provided by operating activities	169,768	51,460
Cash flows from investing activities
Purchase of property and equipment and capitalization of internally developed software costs	(27,268)	(21,517)
Acquisitions, net of cash and cash equivalents acquired	-	(40,000)
Net cash used in investing activities	(27,268)	(61,517)
Cash flows from financing activities
Change in aggregated funds liability	12,399	2,105
Proceeds from equity offering, net of underwriting discounts	1,017,074	-
Payments of third-party IPO issuance costs	(3,407)	-
Repurchase of shares	(844)	(688)
Proceeds from exercise of common stock options	1,683	425
Proceeds from issuances of debt, net of creditor fees	576,060	20,000
Payments on debt	(1,584,080)	(37,983)
Third-party fees paid in connection with issuance of new debt	(1,410)	(219)
Finance lease liabilities paid	(821)	(791)
Net cash provided by (used in) financing activities	16,654	(17,151)
Increase in cash and cash equivalents during the period	159,154	(27,208)
Cash and cash equivalents and restricted cash - beginning of period	45,428	72,636
Cash and cash equivalents and restricted cash - end of period	204,582	45,428
Supplemental disclosures of cash flow information
Interest paid	122,771	193,003
Cash taxes paid (refunds received), net	51,100	51,449
Non-cash investing and financing activities
Fixed asset purchases in accounts payable	283	1,091
Unpaid third-party IPO issuance costs	15	-
Reconciliation of Balance Sheet Cash Accounts to Cash Flow Statement
Balance sheet
Cash and cash equivalents	182,133	35,580
Restricted cash	22,449	9,848
Total	204,582	45,428

Waystar

Reconciliation of Adjusted EBITDA

(in thousands)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income/(loss)	19,079	(14,415)	(19,125)	(51,334)
Interest expense	20,086	52,860	146,270	205,917
Income tax expense/(benefit)	13,978	(757)	(3,420)	(12,500)
Depreciation and amortization	37,996	44,686	186,631	176,467
Stock-based compensation expense	7,037	2,343	54,437	8,848
Acquisition and integration costs	163	711	859	3,947
Costs related to amended debt agreements	1,262	393	14,138	393
IPO related costs	26	423	2,140	1,977
Other (a)	526	-	1,566	-
Adjusted EBITDA	100,153	86,244	383,496	333,715
Revenue	244,102	206,695	943,549	791,010
Net income/(loss) margin	7.8%	-7.0%	-2.0%	-6.5%
Adjusted EBITDA margin	41.0%	41.7%	40.6%	42.2%

(a)	Adjustments relate to additional lease costs due to the relocation of our Louisville office

Waystar

Reconciliation of Non-GAAP Operating Expenses

(in thousands)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2023	2024	2023
Cost of revenue (exclusive of depreciation and amortization expenses)	79,542	67,190	315,730	249,767
Less:
Stock-based compensation expense	(242)	(100)	(2,403)	(645)
Acquisition and integration costs	-	45	(31)	(13)
IPO related costs	-	-	(9)	-
Other (a)	(33)	-	(33)	-
Cost of revenue (exclusive of depreciation and amortization expenses), adjusted	79,267	67,135	313,254	249,109

Sales and marketing	38,990	30,946	156,935	124,437
Less:
Stock-based compensation expense	(1,482)	(479)	(12,440)	(1,865)
Acquisition and integration costs	-	(17)	-	(66)
IPO related costs	(7)	(15)	(148)	(15)
Sales and marketing, adjusted	37,501	30,435	144,347	122,491

General and administrative	22,959	16,400	111,753	62,924
Less:
Stock-based compensation expense	(4,245)	(1,405)	(31,288)	(5,035)
Acquisition and integration costs	(157)	(597)	(429)	(3,304)
Costs related to amended debt agreements	(1,262)	(393)	(14,138)	(393)
IPO related costs	(19)	(393)	(1,975)	(1,947)
Other (a)	(493)	-	(1,533)	-
General and administrative, adjusted	16,783	13,612	62,390	52,245

Research and development	11,472	9,785	48,775	35,332
Less:
Stock-based compensation expense	(1,068)	(359)	(8,306)	(1,303)
Acquisition and integration costs	(6)	(142)	(399)	(564)
IPO related costs	-	(15)	(8)	(15)
Research and development, adjusted	10,398	9,269	40,062	33,450

Depreciation and amortization	37,996	44,686	186,631	176,467
Less:
Other (a)	(2,103)	-	(17,879)	-
Intangible amortization (b)	(30,647)	(39,004)	(147,887)	(159,406)
Depreciation and amortization, adjusted	5,246	5,682	20,865	17,061

Income tax expense/(benefit)	13,978	(757)	(3,420)	(12,500)
Plus:
Tax effect of adjustments	8,770	9,004	50,170	36,660
Income tax expense/(benefit), adjusted	22,748	8,247	46,750	24,160

(a)	Adjustments relate to additional lease costs and accelerated depreciation due to the relocation of our Louisville office
(b)	Intangible amortization relates to acquisitions and therefore included in reconciliation.

Waystar

Reconciliation of Non-GAAP Net Income

(in thousands, except share and per share amounts)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income/(loss)	19,079	(14,415)	(19,125)	(51,334)
Stock based compensation	7,037	2,343	54,437	8,848
Acquisition and integration costs	163	711	859	3,947
Costs related to amended debt agreements	1,262	393	14,138	393
IPO related costs	26	423	2,140	1,977
Other (a)	2,629	-	19,445	-
Intangible amortization (b)	30,647	39,004	147,887	159,406
Tax effect of adjustments	(8,770)	(9,004)	(50,170)	(36,660)
Non-GAAP net income/(loss)	52,073	19,455	169,611	86,577

Non-GAAP net income/(loss) per common share, basic	0.30	0.16	1.13	0.71
Non-GAAP net income/(loss) per common share, diluted	0.29	0.15	1.09	0.68

Weighted average shares used in computing basic Non-GAAP net income/(loss) per share	172,526,776	121,679,113	149,915,839	121,675,430
Weighted average shares used in computing diluted Non-GAAP net income/(loss) per share	179,112,559	127,303,675	155,677,094	126,888,989

(a)	Adjustments relate to additional lease costs and accelerated depreciation due to the relocation of our Louisville office
(b)	Intangible amortization relates to acquisitions and therefore included in reconciliation.

Waystar

Reconciliation of Unlevered Free Cash Flow

(in thousands)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	64,770	11,456	169,768	51,460
Interest paid	21,582	49,318	122,771	193,003
Purchase of property and equipment and capitalization of internally developed software costs	(6,224)	(5,791)	(27,268)	(21,517)
Unlevered free cash flow	80,128	54,983	265,271	222,946

Waystar

Reconciliation of Net Debt

(in thousands)

(unaudited)

	December 31, 2024		December 31, 2023
First lien term loan facility outstanding debt, current	11,668		17,983
First lien term loan facility outstanding debt, net of current portion	1,151,878		1,712,833
Second lien term loan facility outstanding debt	-		448,000
Receivables facility outstanding debt	80,000		70,000
Cash and cash equivalents	(182,133)		(35,580)
Net debt	1,061,413		2,213,236

Trailing Twelve Months Adjusted EBITDA	383,496		333,715

Adjusted Gross leverage ratio	3.2	x	6.7	x
Adjusted Net leverage ratio	2.8	x	6.6	x

Waystar

Reconciliation of Trailing Twelve Months (TTM) Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended				TTM
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2024
Net income/(loss)	19,079	5,413	(27,685)	(15,932)	(19,125)
Interest expense	20,086	18,459	50,541	57,184	146,270
Income tax expense/(benefit)	13,978	3,274	(14,611)	(6,061)	(3,420)
Depreciation and amortization	37,996	60,185	44,276	44,174	186,631
Stock-based compensation expense	7,037	7,903	36,969	2,528	54,437
Acquisition and integration costs	163	188	206	302	859
Costs related to amended debt agreements	1,262	106	2,368	10,402	14,138
IPO related costs	26	109	1,841	164	2,140
Other (a)	526	1,040	-	-	1,566
Adjusted EBITDA	100,153	96,677	93,905	92,761	383,496

(a)	Adjustments relate to additional lease costs due to the relocation of our Louisville office

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